Exhibit 11


                               WVS Financial Corp.
                 Statement Re Computation of Per Share Earnings

                                           Three Months Ended           Twelve Months Ended
                                               June 30,                      June 30,
                                         1997           1996            1997           1996
                                      -----------    -----------    -----------    -----------
Weighted average common shares
  outstanding .....................     1,743,286      1,736,505      1,738,563      1,736,426

Average unearned ESOP shares ......       (47,697)       (59,809)       (53,665)       (62,745)
Common stock equivalents
  (stock options) .................        66,100         62,562         67,318         58,667
                                      -----------    -----------    -----------    -----------
Weighted average common shares
  and common stock equivalents
  used to calculate primary
  earnings per share ..............     1,761,689      1,739,258      1,752,216      1,732,348

Additional common stock equivalents
  (stock options) used to calculate
  fully diluted earnings per share          1,776             69          2,226          2,119
                                      -----------    -----------    -----------    -----------

Weighted  average common shares and
  common stock  equivalents
  used to calculate
  fully diluted earnings
  per share .......................     1,763,465      1,739,327      1,754,442      1,734,467
                                      ===========    ===========    ===========    ===========

Net income ........................   $   882,559    $   775,674    $ 2,958,878    $ 3,576,646
                                      ===========    ===========    ===========    ===========

Earnings per share:
  Primary .........................   $      0.50    $      0.45    $      1.69    $      2.06
  Fully diluted ...................   $      0.50    $      0.45    $      1.69    $      2.06
                                      ===========    ===========    ===========    ===========